Morgan Stanley Finance LLC	February 2020 Preliminary Terms No. 3,387 Registration Statement Nos. 333-221595; 333-221595-01 Dated February 7, 2020 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities

Linked to the Common Stock of Apple Inc. (the “AAPL Stock”) due February 25, 2022

Linked to the Common Stock of The Boeing Company (the “BA Stock”) due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited (the “WYNN Stock”) due February 24, 2023

Linked to the Common Stock lululemon athletica inc. (the “LULU Stock”) due August 25, 2022

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

These preliminary terms describe four separate offerings of securities, each with its own distinct terms. The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date. If, however, the determination closing price is less than the downside threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the determination closing price is greater than or equal to the initial share price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount, the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the downside threshold level, the payment at maturity will be the stated principal amount, the related contingent quarterly coupon and any previously unpaid contingent coupons from prior observation dates. If, however, the final share price is less than the downside threshold level, investors will be fully exposed to the decline in the underlying stock on a 1-to-1 basis and will receive a payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire term. Investors will not participate in any appreciation of the underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

These preliminary terms relate to four separate offerings of securities, each of which is linked to a different underlying stock. Each may have a different contingent quarterly coupon rate, each has a different downside threshold level and initial share price, which will be determined on the pricing date, and each has a different term to maturity. The performance of each offering of securities will not depend on the performance of any other offering of securities. You may invest in any or all of the separate offerings of securities described in these preliminary terms. You should review carefully the specific terms of a particular offering of securities in connection with your investment in such offering.

SPECIFIC TERMS OF EACH OFFERING OF SECURITIES
Offering of Securities:	Term to maturity:	Aggregate principal amount:	Contingent quarterly coupon rate:	Downside threshold level:	Initial share price:	Final observation date:	Maturity date:	Estimated value on the pricing date:
Linked to AAPL Stock	2 years		$7.70% to 9.70% per annum, to be determined on the pricing date	$ , which is equal to 75% of the initial share price	$ , which is equal to the closing price on the pricing date	February 22, 2022	February 25, 2022	Approximately $970.60 per security, or within $15.00 of that estimate.
Linked to BA Stock	2.5 years		$7.15% to 9.15% per annum, to be determined on the pricing date	$ , which is equal to 65% of the initial share price	$ , which is equal to the closing price on the pricing date	August 22, 2022	August 25, 2022	Approximately $973.10 per security, or within $15.00 of that estimate.
Linked to WYNN Stock	3 years		$10.35% to 12.35% per annum, to be determined on the pricing date	$ , which is equal to 50% of the initial share price	$ , which is equal to the closing price on the pricing date	February 21, 2023	February 24, 2023	Approximately $972.20 per security, or within $22.50 of that estimate.
Linked to LULU Stock	2.5 years		$8.55% to 10.55% per annum, to be determined on the pricing date	$ , which is equal to 65% of the initial share price	$ , which is equal to the closing price on the pricing date	August 22, 2022	August 25, 2022	Approximately $965.80 per security, or within $15.00 of that estimate.

Any reference to the contingent quarterly coupon rate, the initial share price, the downside threshold level, the observation dates (including the final observation date), the maturity date or any other terms in this document in the context of any of the separate offering of securities refers to the specific applicable terms of that offering of notes.

GENERAL TERMS APPLICABLE TO EACH OFFERING OF SECURITIES
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	February 21, 2020
Original issue date:	February 26, 2020 (3 business days after the pricing date)
Contingent quarterly coupon:

A contingent quarterly coupon at the annual rate set forth above will be paid on the securities on each coupon payment date but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date.

If, on any observation date, the determination closing price is less than the downside threshold level, we will pay no coupon for the applicable quarterly period. It is possible that the underlying stock will remain below the downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing price on any observation date is less than the downside threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price on such later observation date is greater than or equal to the downside threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the closing price is less than the downside threshold level on each subsequent observation date. If the closing price is less than the downside threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire term of the securities.

Payment at maturity:

•  If the final share price is greater than or equal to the downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates; or

•  If the final share price is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

Terms continued on following page

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017      Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

If, on any redemption determination date, beginning on May 21, 2020, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price is below the initial share price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.
Determination closing price:	The closing price of the underlying stock on any redemption determination date or observation date, as applicable, other than the final observation date, times the adjustment factor on such redemption determination date or observation date, as applicable
Redemption determination dates:	Quarterly, beginning on May 21, 2020, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events
Early redemption dates:	Quarterly, beginning on May 27, 2020, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day
Final share price:	The closing price of the underlying stock on the final observation date times the adjustment factor on such date
Coupon payment dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.
Observation dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to the observation date immediately preceding the maturity date as the final observation date.
Adjustment factor:	For each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Share performance factor:	Final share price divided by the initial share price
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Listing:	The securities will not be listed on any securities exchange.

AGENT’S COMMISSIONS AND ISSUE PRICE FOR EACH OFFERING OF SECURITIES
Offering of Securities:	Price to public	Agent’s commissions(1)	Proceeds to us(2)	CUSIP / ISIN:
Linked to AAPL Stock (per security/total)	$1,000 / $	$ / $	$ / $	61770FKX3 / US61770FKX32
Linked to BA Stock (per security/total)	$1,000 / $	$ / $	$ / $	61770FKY1 / US61770FKY15
Linked to WYNN Stock (per security/total)	$1,000 / $	$ / $	$ / $	61770FKZ8 / US61770FKZ89
Linked to LULU Stock (per security/total)	$1,000 / $	$ / $	$ / $	61770FLA2 / US61770FLA20

(1)  See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)  See “Use of proceeds and hedging” on page 32.

February 2020	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates
Offering of Securities	Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
Linked to the AAPL Stock	May 21, 2020	May 27, 2020
	August 21, 2020	August 26, 2020
	November 23, 2020	November 27, 2020
	February 22, 2021	February 25, 2021
	May 21, 2021	May 26, 2021
	August 23, 2021	August 26, 2021
	November 22, 2021	November 26, 2021
	February 22, 2022 (final observation date)	February 25, 2022 (maturity date)

Linked to the BA Stock	May 21, 2020	May 27, 2020
	August 21, 2020	August 26, 2020
	November 23, 2020	November 27, 2020
	February 22, 2021	February 25, 2021
	May 21, 2021	May 26, 2021
	August 23, 2021	August 26, 2021
	November 22, 2021	November 26, 2021
	February 22, 2022	February 25, 2022
	May 23, 2022	May 26, 2022
	August 22, 2022 (final observation date)	August 25, 2022 (maturity date)

Linked to the WYNN Stock	May 21, 2020	May 27, 2020
	August 21, 2020	August 26, 2020
	November 23, 2020	November 27, 2020
	February 22, 2021	February 25, 2021
	May 21, 2021	May 26, 2021
	August 23, 2021	August 26, 2021
	November 22, 2021	November 26, 2021
	February 22, 2022	February 25, 2022
	May 23, 2022	May 26, 2022
	August 22, 2022	August 25, 2022
	November 21, 2022	November 25, 2022
	February 21, 2023 (final observation date)	February 24, 2023 (maturity date)

Linked to the LULU Stock	May 21, 2020	May 27, 2020
	August 21, 2020	August 26, 2020
	November 23, 2020	November 27, 2020
	February 22, 2021	February 25, 2021
	May 21, 2021	May 26, 2021
	August 23, 2021	August 26, 2021
	November 22, 2021	November 26, 2021
	February 22, 2022	February 25, 2022
	May 23, 2022	May 26, 2022
	August 22, 2022 (final observation date)	August 25, 2022 (maturity date)

February 2020	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Contingent Income Auto-Callable Securities (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date. If the determination closing price is less than the downside threshold level on any observation date, we will pay no coupon for the related quarterly period. It is possible that the determination closing price could remain below the downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if the underlying stock were to be at or above the downside threshold level on some quarterly observation dates, it may fluctuate below the downside threshold level on others. In addition, if the securities have not been automatically called prior to maturity and the final share price is below the downside threshold level, investors will be fully exposed to the decline in the underlying stock on a 1-to-1 basis and will receive a payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons. In addition, investors will not participate in any appreciation of the underlying stock.

Maturity:	For each offering of securities, as set forth below
Payment at maturity:

If the final share price is greater than or equal to the downside threshold level, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from prior observation dates.

If the final share price is less than the downside threshold level, investors will receive a payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent quarterly coupon:

A contingent quarterly coupon at the annual rate set forth below will be paid on the securities on each coupon payment date but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date. The actual contingent quarterly coupon rate for each offering of securities will be determined on the pricing date.

Offering of securities	Term to maturity	Contingent quarterly coupon rate	Downside threshold level	Maturity date:
Linked to the Common Stock of Apple Inc.	2 years	7.70% to 9.70% per annum, to be determined on the pricing date	75% of the initial share price	February 25, 2022
Linked to the Common Stock of The Boeing Company	2.5 years	7.15% to 9.15% per annum, to be determined on the pricing date	65% of the initial share price	August 25, 2022
Linked to the Common Stock of Wynn Resorts, Limited	3 years	10.35% to 12.35% per annum, to be determined on the pricing date	50% of the initial share price	February 24, 2023
Linked to the Common Stock of lululemon athletica inc.	2.5 years	8.55% to 10.55% per annum, to be determined on the pricing date	65% of the initial share price	August 25, 2022

February 2020	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

If, on any observation date, the determination closing price of the underlying stock is less than the downside threshold level, we will pay no coupon for the applicable quarterly period.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing price on any observation date is less than the downside threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price on such later observation date is greater than or equal to the downside threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the closing price is less than the downside threshold level on each subsequent observation date. If the closing price is less than the downside threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire term of the securities.

Automatic early redemption beginning in May 2020:	If the determination closing price of the underlying stock is greater than or equal to the initial share price on any quarterly redemption determination date, beginning on May 21, 2020, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be as set forth in the table below. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

Offering of securities	Estimated value on the pricing date
Linked to the Common Stock of Apple Inc.	Approximately $970.60 per security, or within $15.00 of that estimate.
Linked to the Common Stock of The Boeing Company	Approximately $973.10 per security, or within $15.00 of that estimate.
Linked to the Common Stock of Wynn Resorts, Limited	Approximately $972.20 per security, or within $22.50 of that estimate.
Linked to the Common Stock of lululemon athletica inc.	Approximately $965.80 per security, or within $15.00 of that estimate.

February 2020	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stock. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of: (i) up to 5 months for the securities linked to the AAPL Stock, (ii) up to 6 months for the securities linked to the BA Stock, (iii) up to 6 months for the securities linked to the WYNN Stock and (iv) up to 6 months for the securities linked to the LULU Stock following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2020	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if the underlying stock closes at or above the downside threshold level on each quarterly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 50% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, the underlying stock closes at or above the downside threshold level on some quarterly observation dates but below the downside threshold level on the others. Investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupon payments) for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date.

When the underlying stock closes at or above the initial share price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons with respect to any prior observation dates.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that the underlying stock closes at or above the downside threshold level on some quarterly observation dates but below the downside threshold level on the others, and the underlying stock closes below the initial share price on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupon payments) for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date. On the final observation date, the underlying stock closes at or above the downside threshold level. At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior determination dates.

February 2020	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the underlying stock closes at or above the downside threshold level on some quarterly observation dates and below the downside threshold level on the others, and the underlying stock closes below the initial share price on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupon payments) for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date. On the final observation date, the underlying stock closes below the downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment for any previously unpaid contingent quarterly coupons.

February 2020	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price on each quarterly observation date, (2) the determination closing price on each quarterly redemption determination date and (3) the final share price. Please see “Hypothetical Examples” beginning on page 11 for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

February 2020	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 11.

February 2020	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price on each quarterly observation date, whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price on each quarterly redemption determination date, and the payment at maturity will be determined by reference to the determination closing price on the final observation date. The actual initial share price and downside threshold level for each offering of securities will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Share Price:	$100.00
Hypothetical Downside Threshold Level:	$75.00, which is 75% of the hypothetical initial share price
Hypothetical Contingent Quarterly Coupon:

7.70% per annum (corresponding to approximately $19.25 per quarter per security)*

A contingent quarterly coupon plus any previously unpaid contingent quarterly coupons with respect to any prior observation dates is paid on each coupon payment date but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date.

Automatic Early Redemption:	If the determination closing price is greater than or equal to the initial share price on any quarterly early redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.
Payment at Maturity (if the securities have not been automatically redeemed early):

If the final share price is greater than or equal to the downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates

If the final share price is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor

Stated Principal Amount:	$1,000

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the actual contingent quarterly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical contingent quarterly coupon of $19.25 is used in these examples for each of analysis.

In Example 1, the closing price of the underlying stock fluctuates over the term of the securities and the determination closing price of the underlying stock is greater than or equal to the hypothetical initial share price of $100.00 on one of the quarterly redemption determination dates (beginning May 21, 2020). Because the determination closing price is greater than or equal to the initial share price on such a date, the securities are automatically redeemed on the related early redemption date. In Examples 2 and 3, the determination closing price on each of the determination dates is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1
Observation Dates / Redemption Determination Dates	Hypothetical Determination Closing Price / Final Share Price	Hypothetical Contingent Quarterly Coupon	Early Redemption Amount*
Hypothetical Observation Date 1	$55.00	$0	N/A
Hypothetical Observation Date 2	$120.00	—	$1,019.25 + $19.25 = $1,038.50

▪	In Example 1, the securities are automatically redeemed following the second observation date, as the determination closing price on the second observation date is greater than or equal to the initial share price. On the early redemption date, you receive the early redemption payment, calculated as follows:

February 2020	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

stated principal amount + contingent quarterly coupon + previously unpaid contingent quarterly coupon with respect to hypothetical observation date 1 = $1,000.00 + $19.25 + 19.25 = $1,038.50

In this example, the early redemption feature limits the term of your investment to approximately 6 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will receive no further payments. Additionally, you do not participate in the appreciation of the underlying stock.

	Example 2			Example 3
Observation Dates / Redemption Determination Dates	Hypothetical Determination Closing Price / Final Share Price	Hypothetical Contingent Quarterly Coupon	Early Redemption Amount	Hypothetical Determination Closing Price / Final Share Price	Hypothetical Contingent Quarterly Coupon	Early Redemption Amount
Hypothetical Observation Date 1	$42.00	$0	N/A	$70.00	$0	N/A
Hypothetical Observation Date 2	$56.50	$0	N/A	$92.00	$19.25 + $19.25 = $38.50	N/A
All Interim Hypothetical Observation Dates	$45.00	$0	N/A	$55.00	$0	N/A
Final Observation Date	$40.00	$0	N/A	$95.00	(included in payment at maturity)	N/A
Payment at Maturity	$400.00			The stated principal amount plus the contingent quarterly coupon with respect to the final observation date and the previously unpaid contingent quarterly coupons with respect to the prior observation dates

Examples 2 and 3 illustrate the payment at maturity per security based on the final share price.

▪	In Example 2, the closing price of the underlying stock remains below the downside threshold level on every observation date. As a result, you do not receive any contingent coupons during the term of the securities, and, at maturity, you are fully exposed to the decline in the closing price of the underlying stock. As the final share price is less than the downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the share performance factor, calculated as follows:

stated principal amount x share performance factor = $1,000.00 x ($40.00 / $100.00) = $1,000.00 x 40% = $400.00

In this example, the amount of cash you receive at maturity is significantly less than the stated principal amount.

▪	In Example 3, the closing price of the underlying stock decreases to a final share price of $95.00. Although the final share price is less than the initial share price, because the final share price is still not less than the downside threshold level, you receive the stated principal amount plus a contingent quarterly coupon with respect to the final quarterly period and the previously unpaid contingent quarterly coupons with respect to the prior observation dates.

In this example, although the final share price represents a 5% decline from the initial share price, you receive the stated principal amount per security plus the final contingent quarterly coupon and the previously unpaid contingent quarterly coupons with respect to the prior observation dates, because the final share price is not less than the downside threshold level.

February 2020	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

If the securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold level, you will lose a significant portion or all of your investment in the securities.

February 2020	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities. You should review carefully the specific terms of a particular offering of securities in connection with your investment in such offering.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying stock on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor. In this case, the payment at maturity will be significantly less than the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of the underlying stock is at or above the initial share price which we refer to as the downside threshold level, on the related observation date. If, on the other hand, the determination closing price is lower than the downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent quarterly coupon is not paid on any coupon payment date because the determination closing price of the underlying stock is less than its downside threshold level on the related observation date, such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying stock on such later observation date is greater than or equal to its downside threshold level. Therefore, you will not receive such unpaid contingent quarterly coupon if the determination closing price is less than its downside threshold level on each subsequent observation date. It is possible that the determination closing price will remain below the downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The contingent quarterly coupon, if any, is based on the determination closing price of the underlying stock on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of the underlying stock on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of the underlying stock on quarterly observation dates, if the determination closing price of the underlying stock on any observation date is below the downside threshold level, you will receive no coupon for the related interest period, even if the level of the underlying stock was at or above the downside threshold level on other days during that interest period.

▪	Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the determination closing price is greater than or equal to the downside threshold level.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying stock on any day, including in relation to the downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

February 2020	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

o	whether the determination closing price of the underlying stock has been below the downside threshold level on any observation date,

o	dividend rates on the underlying stock,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying stock at the time of sale is below the downside threshold level, or if market interest rates rise.

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Apple Inc. Overview,” “The Boeing Company Overview,” “Wynn Resorts, Limited Overview” and “lululemon athletica inc. Overview” below. The price of the underlying stock may decrease and be below the downside threshold level on each observation date so that you will receive no return on your investment. Additionally, the price of the underlying stock may decrease and be below the downside threshold level on the final observation date so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the determination closing price of the underlying stock will be at or above the downside threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above the downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

February 2020	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

▪	Investing in the securities is not equivalent to investing in the underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock, and investors will not participate in any appreciation of the underlying stock over the term of the securities. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received the dividends paid or distributions made on them.

▪	No affiliation with the issuer of the underlying stock. The issuer of the underlying stock is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the issuer of the underlying stock in connection with this offering.

▪	We may engage in business with or involving the issuer of the underlying stock without regard to your interests. We or our affiliates may presently or from time to time engage in business with the issuer of the underlying stock without regard to your interests and thus may acquire non-public information about the issuer of the underlying stock. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the issuer of the underlying stock, which may or may not recommend that investors buy or hold the underlying stock.

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a observation date, this may decrease the determination closing price to be less than the downside threshold level (resulting in no contingent quarterly coupon being paid with respect to such date) or the final share price to be less than the downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the

February 2020	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of: (i) up to 5 months for the securities linked to the AAPL Stock, (ii) up to 6 months for the securities linked to the BA Stock, (iii) up to 6 months for the securities linked to the WYNN Stock and (iv) up to 6 months for the securities linked to the LULU Stock following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the downside threshold level, which is the price at or above which the underlying stock must close on each observation date in order for you to earn a contingent quarterly coupon, and, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could affect the price of the underlying stock on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the downside threshold level, the final share price, whether the contingent quarterly coupon will be paid on each coupon payment date, whether you will receive any previously unpaid contingent quarterly coupons, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as

February 2020	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

with respect to the occurrence or nonoccurrence of market disruption events and certain adjustments to the adjustment factor. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2020	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Apple Inc. Overview

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications. The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

Information as of market close on February 6, 2020:

Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$325.21
52 Weeks Ago:	$174.24
52 Week High (on 2/6/2020):	$325.21
52 Week Low (on 2/11/2019):	$169.43
Current Dividend Yield:	0.96%

The following table sets forth the published high and low closing prices of, as well as dividends on, the AAPL Stock for each quarter from January 1, 2017 through February 6, 2020. The closing price of the AAPL Stock on February 6, 2020 was $325.21. The associated graph shows the closing prices of the AAPL Stock for each day from January 1, 2015 through February 6, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AAPL Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	144.12	116.02	0.57
Second Quarter	156.10	140.68	0.63
Third Quarter	164.05	142.73	0.63
Fourth Quarter	176.42	153.48	0.63
2018
First Quarter	181.72	155.15	0.63
Second Quarter	193.98	162.32	0.73
Third Quarter	228.36	183.92	0.73
Fourth Quarter	232.07	146.83	0.73
2019
First Quarter	195.09	142.19	0.73
Second Quarter	211.75	173.30	0.77
Third Quarter	223.97	193.34	0.77
Fourth Quarter	293.65	218.96	0.77
2020
First Quarter (through February 6, 2020)	325.21	297.43	0.77

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

February 2020	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Common Stock of Apple Inc. – Daily Closing Prices January 1, 2015 to February 6, 2020
*The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the AAPL Stock on February 6, 2020 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the AAPL Stock or other securities of Apple Inc.  We have derived all disclosures contained in this document regarding Apple Inc. stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AAPL Stock.

February 2020	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

The Boeing Company Overview

The Boeing Company is an aerospace firm. The BA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Boeing Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-00442 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Boeing Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BA Stock is accurate or complete.

Information as of market close on February 6, 2020:

Bloomberg Ticker Symbol:	BA
Exchange:	NYSE
Current Stock Price:	$341.43
52 Weeks Ago:	$411.11
52 Week High (on 3/1/2019):	$440.62
52 Week Low (on 1/22/2020):	$309.00
Current Dividend Yield:	2.42%

The following table sets forth the published high and low closing prices of, as well as dividends on, the BA Stock for each quarter from January 1, 2017 through February 6, 2020. The closing price of the BA Stock on February 6, 2020 was $341.43. The associated graph shows the closing prices of the BA Stock for each day from January 1, 2015 through February 6, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the BA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BA Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of The Boeing Company (CUSIP 097023105)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	183.91	156.97	1.42
Second Quarter	202.23	175.62	1.42
Third Quarter	256.45	198.59	1.42
Fourth Quarter	297.90	255.46	1.42
2018
First Quarter	364.64	296.67	1.71
Second Quarter	371.56	322.44	1.71
Third Quarter	372.23	331.76	1.71
Fourth Quarter	392.30	294.16	1.71
2019
First Quarter	440.62	310.90	2.055
Second Quarter	395.86	337.37	2.055
Third Quarter	386.89	320.42	2.055
Fourth Quarter	376.54	325.76	2.055
2020
First Quarter (through February 6, 2020)	341.43	309.00	2.055

We make no representation as to the amount of dividends, if any, that The Boeing Company may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Boeing Company .

February 2020	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Common Stock of The Boeing Company – Daily Closing Prices January 1, 2015 to February 6, 2020
*The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the BA Stock on February 6, 2020 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the BA Stock or other securities of The Boeing Company. We have derived all disclosures contained in this document regarding The Boeing Company stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Boeing Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Boeing Company is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BA Stock (and therefore the price of the BA Stock at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Boeing Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BA Stock.

February 2020	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Wynn Resorts, Limited Overview

Wynn Resorts, Limited is a developer, owner and operator of destination casino resorts. The WYNN Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Wynn Resorts, Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-50028 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Wynn Resorts, Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the WYNN Stock is accurate or complete.

Information as of market close on February 6, 2020:

Bloomberg Ticker Symbol:	WYNN
Exchange:	Nasdaq
Current Stock Price:	$134.19
52 Weeks Ago:	$131.45
52 Week High (on 1/16/2020):	$152.21
52 Week Low (on 8/15/2019):	$102.50
Current Dividend Yield:	3.12%

The following table sets forth the published high and low closing prices of, as well as dividends on, the WYNN Stock for each quarter from January 1, 2017 through February 6, 2020. The closing price of the WYNN Stock on February 6, 2020 was $134.19. The associated graph shows the closing prices of the WYNN Stock for each day from January 1, 2015 through February 6, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the WYNN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the WYNN Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Wynn Resorts, Limited (CUSIP 983134107)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	115.49	87.46	0.50
Second Quarter	138.42	113.47	0.50
Third Quarter	148.92	125.63	0.50
Fourth Quarter	170.21	140.76	0.50
2018
First Quarter	200.60	162.00	0.50
Second Quarter	201.51	163.91	0.75
Third Quarter	166.78	127.06	0.75
Fourth Quarter	127.14	92.01	0.75
2019
First Quarter	131.75	103.39	0.75
Second Quarter	149.30	103.57	1.00
Third Quarter	140.88	102.50	1.00
Fourth Quarter	140.94	102.57	1.00
2020
First Quarter (through February 6, 2020)	152.21	123.85	1.00

We make no representation as to the amount of dividends, if any, that Wynn Resorts, Limited may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Wynn Resorts, Limited.

February 2020	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Common Stock of Wynn Resorts, Limited – Daily Closing Prices January 1, 2015 to February 6, 2020
*The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the WYNN Stock on February 6, 2020 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the WYNN Stock or other securities of Wynn Resorts, Limited.  We have derived all disclosures contained in this document regarding Wynn Resorts, Limited stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Wynn Resorts, Limited.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Wynn Resorts, Limited is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the WYNN Stock (and therefore the price of the WYNN Stock at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Wynn Resorts, Limited could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the WYNN Stock.

February 2020	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

lululemon athletica inc. Overview

lululemon athletica inc. is a designer, distributor and retailer of technical athletic apparel. The LULU Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by lululemon athletica inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-33608 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding lululemon athletica inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the LULU Stock is accurate or complete.

Information as of market close on February 6, 2020:

Bloomberg Ticker Symbol:	LULU
Exchange:	Nasdaq
Current Stock Price:	$243.78
52 Weeks Ago:	$145.76
52 Week High (on 2/4/2020):	$247.99
52 Week Low (on 3/15/2019):	$141.79
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the LULU Stock for each quarter from January 1, 2017 through February 6, 2020. The closing price of the LULU Stock on February 6, 2020 was $243.78. The associated graph shows the closing prices of the LULU Stock for each day from January 1, 2015 through February 6, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the LULU Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the LULU Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of lululemon athletica inc. (CUSIP 550021109)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	69.90	50.76	-
Second Quarter	59.67	47.91	-
Third Quarter	62.53	57.39	-
Fourth Quarter	79.61	58.20	-
2018
First Quarter	89.12	76.67	-
Second Quarter	129.69	87.27	-
Third Quarter	162.49	118.84	-
Fourth Quarter	161.64	113.26	-
2019
First Quarter	167.54	123.35	-
Second Quarter	188.03	161.59	-
Third Quarter	203.14	174.46	-
Fourth Quarter	233.19	189.13	-
2020
First Quarter (through February 6, 2020)	247.99	232.64	-

We make no representation as to the amount of dividends, if any, that lululemon atheltica inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of lululemon athletica inc.

February 2020	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Common Stock of lululemon athletica inc. – Daily Closing Prices January 1, 2015 to February 6, 2020
*The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the LULU Stock on February 6, 2020 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the LULU Stock or other securities of The lululemon athletica inc.  We have derived all disclosures contained in this document regarding The lululemon athletica inc. stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The lululemon athletica inc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The lululemon athletica inc. is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the LULU Stock (and therefore the price of the LULU Stock at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The lululemon athletica inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the LULU Stock.

February 2020	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the AAPL Stock, Apple Inc.

With respect to the BA Stock, The Boeing Company.

With respect to the WYNN Stock, Wynn Resorts, Limited.

With respect to the LULU Stock, lululemon athletica inc.

The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•           Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment.

•           Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

• If the exchange property value on the final observation date is greater than or equal to the downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from prior observation dates; or

• If the exchange property value on the final observation date is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor. For purposes of calculating the share performance factor, the “final share price” will be deemed to equal the exchange property value on the final

February 2020	Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

observation date.

Following the effective date of a reorganization event, the contingent quarterly coupon (and any previously unpaid contingent quarterly coupons from prior observation dates) will be payable for each observation date on which the exchange property value is greater than or equal to the downside threshold level.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stocks, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal

February 2020	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation

February 2020	Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds

February 2020	Page 30

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an

February 2020	Page 31

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying stock, in futures and/or options contracts on the underlying stock, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying stock must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the downside threshold level, which is the price at or above which the underlying stock must close on each observation date in order for you to earn a contingent quarterly coupon, and, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as

February 2020	Page 32

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

our other trading activities, during the term of the securities could potentially affect the value of the underlying stock on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

February 2020	Page 33

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent quarterly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:	Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively,

February 2020	Page 34

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities
Linked to the Common Stock of Apple Inc. due February 25, 2022

Linked to the Common Stock of The Boeing Company due August 25, 2022

Linked to the Common Stock of Wynn Resorts, Limited due February 24, 2023

Linked to the Common Stock lululemon athletica inc. due August 25, 2022

Principal at Risk Securities

Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

February 2020	Page 35